Exhibit 28 (h)(16) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Third Amendment to the Fund Accounting Agreement

This Amendment is made as of October 23, 2009 to the Fund Accounting Agreement (the “Agreement”), dated June 7, 2005, amended November 7, 2007, and September 5, 2008, between the Funds listed on Schedule I to the Agreement (each a "Fund") and The Bank of New York Mellon (the "Bank").

RECITALS

WHEREAS, the fund accounting services for the funds specified in this Amendment are being converted to the Bank as of the close of business on October 23, 2009;

WHEREAS, the parties agree that the list of Funds that are parties to the Agreement is set forth on Schedule I to the Agreement (which has been amended and attached as Exhibit A to prior amendments to the Agreement) (“Schedule I to the Agreement” or “Exhibit A”), and the parties desire to amend the list of Funds to add the funds specified in this Amendment;

WHEREAS, the parties agree that the Fee Schedule for Non-Money Market Funds, which is part of the Agreement (which has been attached as Exhibit B in prior amendments (“Fee Schedule for Non-Money Market Funds” or “Exhibit B”), will apply to the funds specified herein, and the parties desire to add the funds specified in this Amendment to the funds subject to the Fee Schedule for Non-Money Market Funds.

AMENDMENT

NOW THEREFORE, intending to be legally bound, each of the Funds and the Bank agree to the following amendments:

Each of Schedule I to the Agreement (or Exhibit A) and the Fee Schedule for Non-Money Market Funds (or Exhibit B) shall be, and hereby are, amended and updated to include the following new Funds:

Federated Municipal Securities Fund, Inc.
Federated Intermediate Municipal Trust, a portfolio of Intermediate Municipal Trust
Federated Michigan Intermediate Municipal Trust, a portfolio of Federated Municipal Securities Income Trust
Federated Municipal High Yield Advantage Fund, a portfolio of Federated Municipal Securities Income Trust

The Agreement shall remain in full force and effect as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

On behalf of each of the Funds indicated on Schedule I of the Fund Accounting Agreement, as amended from time to time

By:   /s/ Richard A. Novak
Title:  Treasurer

THE BANK OF NEW YORK MELLON

By:  /s/ Andrew Pfeiffer
Title:  Vice President